EXHIBIT 99.2

INDEX OF FINANCIAL STATEMENTS

Description	Reference

Report of Independent Registered Public Accounting Firm	F-2
Statement of Assets Acquired and Liabilities Assumed at August 7, 2009	F-3
Notes to Statement of Assets Acquired and Liabilities Assumed	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Home Federal Bancorp, Inc. and Subsidiary
Nampa, Idaho

We have audited the accompanying statement of assets acquired and liabilities assumed by Home Federal Bank (a wholly owned subsidiary of Home Federal Bancorp, Inc.) pursuant to the Purchase and Assumption Agreement dated August 7, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by Home Federal Bank pursuant to the Purchase and Assumption Agreement dated August 7, 2009, is fairly presented, in all material respects, on the basis of accounting described in Note 3.

/s/Moss Adams LLP

Spokane, Washington
October 23, 2009

Statement of Assets Acquired and Liabilities Assumed
as of August 7, 2009
(in thousands)

Cash	$8,146
Due from banks	9,372
Federal Funds Sold	4,560

Cash and cash equivalents	22,078

Investment securities	15,634
Loans receivable, net of discount of $13,173, and allowance for loan losses of $16,812	112,350
Real estate and other repossessed assets	7,363
FDIC indemnification asset	30,038
Federal Home Loan Bank of Seattle stock	735
Accrued interest receivable	947
Other assets	659

Total Assets Acquired	$189,804

Deposits:
Demand, money market and savings deposit accounts	$67,971
Certificates of deposit	75,488

Total deposits	143,459

Advances from Federal Home Loan Bank of Seattle and other borrowings	19,228
Accrued interest payable	243
Other liabilities	1,827
Deferred taxes	9,756

Total Liabilities Assumed	174,513

Net Assets Acquired	$15,291

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Community First Bank.

On August 7, 2009, Home Federal Bank (“Home Federal”), a wholly-owned subsidiary of Home Federal Bancorp, Inc., (“The Company”), entered into a purchase and assumption agreement with loss share with the Federal Deposit Insurance Corporation (“FDIC”) to assume all of the deposits (excluding brokered deposits) and certain assets of Community First Bank, a full service commercial bank headquartered in Prineville, Oregon.

Community First Bank operated eight locations in central Oregon.  Home Federal assumed approximately $142.8 million of the deposits of Community First Bank.  Additionally, Home Federal purchased approximately $142.3 million in loans and $12.9 million of real estate and other repossessed assets (“OREO”).  The loans and OREO purchased are covered by a loss share agreement between the FDIC and Home Federal which affords Home Federal significant protection.  Under the loss sharing agreement, Home Federal will share in the losses on assets covered under the agreement (referred to as covered assets).  The FDIC has agreed to reimburse Home Federal for 80% of losses up to $34.0 million, and 95% of losses that exceed that amount.  In addition, Home Federal also purchased cash and cash equivalents and investment securities of Community First Bank valued at $37.7 million, and assumed $18.3 million in Federal Home Loan Bank advances and other borrowings.

The above assets acquired and liabilities assumed are presented at a preliminary fair value estimate on the date of acquisition, after adjustment for expected loss recoveries under the loss sharing agreement described below.  Preliminary fair values for the categories of assets and liabilities were determined as described in Note 3 to the Statement of Assets Acquired and Liabilities Assumed.

Note 2 — Loss Sharing Agreement and FDIC Indemnification Asset

As part of the Purchase and Assumption Agreement, Home Federal and the FDIC entered into a loss sharing agreement.  This agreement covers realized losses on loans and foreclosed real estate.  Under this agreement, the FDIC will reimburse Home Federal for 80% of losses up to $34.0 million.  The FDIC will reimburse Home Federal 95% on realized losses that exceed $34.0 million.  Realized losses covered by the loss sharing agreement include loan contractual balances (and related unfunded commitments that were acquired), accrued interest on loans for up to 90 days, the book value of foreclosed real estate acquired, and certain direct costs, less cash or other consideration received by Home Federal.  This agreement extends for ten years for 1-4 family real estate loans and for five years for other loans.  The value of this loss sharing agreement was considered in determining fair values of loans and foreclosed real estate acquired and is detailed below.

Covered Assets
(In Thousands)

Initial basis for loss sharing determination	$155,197
Less estimated fair value of covered assets (1)	(116,792)

Anticipated realized loss	38,405
Assumed loss sharing recovery percentage (2)	81.7%

FDIC Indemnification asset	31,385
Accretable discount (3)	(1,347)

FDIC indemnification asset	$30,038

(1)	Preliminary estimated fair value of covered assets excludes valuation adjustment of $2.9 million for difference between prevailing interest rates and interest rates on the acquired loan portfolio.
(2)	Under the loss sharing agreement, FDIC will reimburse Home Federal for 80% of losses up to $34.0 million and 95% of losses beyond that amount.
(3)	Accretable discount is a present value adjustment and will be accreted into income based on the recovery of the indemnification asset.

Note 3 — Basis of Presentation

Home Federal has determined that the acquisition of the net assets of Community First Bank does constitute a business acquisition as defined by Statement of Financial Accounting Standards No. 141, Business Combinations (FAS 141).  Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required by that statement.  Fair values are determined based on the requirements of Statement of Financial Accounting Standards No. 157, Fair Value Measurements.  In many cases the determination of these fair values requires management or others to make estimates about discount rates, future cash flows, market conditions and other future events that are highly subjective in nature and subject to change.  Significant estimates subject to future adjustment include the allowance for loan losses, the timing and amount of expected losses on non-performing loans and foreclosed assets acquired, and estimated lives of assets acquired.  Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash, due from banks and federal funds sold. These items are very liquid and short-term in nature.  The contractual amount of these assets approximates their fair values.

Investment securities. The fair values used by Home Federal were based on prices quoted at the close of August 7 2009, as published electronically by Bloomberg, L.P., or alternatively IDC/Financial Times (FT) Interactive Data. The fair values of all investment securities were determined using Level 2 inputs under SFAS No. 157, which are defined as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Loans receivable. AICPA Statement of Position (“SOP”) 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer, applies to a loan with evidence of deterioration of credit quality since origination, acquired by completion of a transfer for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable. For loans accounted for under SOP 03-3, management determined the value of the loan portfolio based on work provided by a qualified appraiser.  Factors considered in the valuation were projected cash flows for the loans, type of loan and related collateral, classification status and current discount rates.  Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.  Management also estimated the amount of credit losses that were expected to be realized for the loan portfolio primarily by estimating the liquidation value of collateral securing loans on non-accrual status or classified as substandard or doubtful.

An allowance for loan losses was established for loans not accounted for under SOP 03-3. In developing this assessment, management must rely on estimates and exercise judgment regarding matters where the ultimate outcome is unknown, such as economic factors, developments affecting companies in specific industries and issues with respect to single borrowers. The allowance for loan losses was estimated at a level that management believes to be the best estimate of probable incurred losses inherent in the loan portfolio on the acquisition date. Depending on changes in circumstances, future assessments of credit risk may yield materially different results, which may require an increase or a decrease in the allowance for loan losses.

Management also estimated the impact of interest rates on the fair value of loans acquired. Fair values adjustments for the impact of interest rates were estimated using a discounted cash flow analysis, utilizing interest rates currently being offered.

FDIC indemnification asset. This loss sharing asset is measured separately from the loan portfolio because it is not contractually embedded in the loans and is not transferable with the loans should Home Federal choose to dispose of them.  Fair value was estimated using projected loss share cash flows.  These cash flows were discounted based on the expected timing of receipt of the loss share reimbursements over the life of the agreement.  This loss sharing asset is also separately measured from the related foreclosed real estate.

Real estate and other repossessed asset. Real estate and other repossessed assets is presented at the value management expects to receive when the assets are sold, net of related costs of disposal.

Federal Home Loan Bank of Seattle stock. The FHLB requires member banks to purchase its stock as a condition of membership and varies based on the level of FHLB advances.  This stock is generally redeemable and is presented at the redemption value.

Deposit liabilities. The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date.  The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on bullet advances from the FHLB to a schedule of aggregated contractual maturities on such time deposits.

Advances from the Federal Home Loan Bank of Seattle. The fair values for FHLB advances are estimated based on the prepayment penalty associated with unwinding the options embedded in the advances assumed.

Deferred taxes. Deferred taxes relate to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.  Deferred taxes are reported based upon the principles in Statement of Financial Position No. 109, Accounting for Income

Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for Home Federal.

Note 4 — Facilities and Equipment

Home Federal did not acquire the real estate, banking facilities, furniture or equipment of Community First Bank as part of the Purchase and Assumption Agreement.  However, Home Federal has the option to purchase the real estate and furniture and equipment from the FDIC.  The term of this option expires after 90 days, unless extended by the FDIC.  Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date.  Currently all banking facilities and equipment are leased from the FDIC on a month-to-month basis.  Home Federal anticipates buying or assuming all primary banking center buildings available for purchase or lease from the FDIC, except the Franklin Crossing Office in Bend, Oregon, which served primarily as corporate offices for Community First Bank and was located on the fourth floor of a mixed-use commercial and residential high-rise. Another full service branch is located less than 2 miles from this office and very little customer disruption is anticipated.

Note 5 — Investment Securities

The fair value of securities acquired is as follows at August 7, 2009:

	Fair Value (in thousands)	Tax- equivalent yield

U.S. government sponsored enterprise debt obligations	$1,066	4.23%
U.S. government sponsored enterprise collateralized mortgage obligations	3,716	2.89
U.S. government sponsored enterprise mortgage-backed securities	9,677	4.86
States and political subdivisions	1,175	4.25

Total	$15,634	4.31%

Advances from the Federal Home Loan Bank of Seattle (“FHLB”) are secured in part by these securities at August 7, 2009, (see “Note 8 — Advances from Federal Home Loan Bank of Seattle”).

The estimated fair value of debt securities at August 7, 2009 are shown below by contractual maturity.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.  Mortgage-backed securities and collateralized mortgage obligations are shown in the “securities not due on a single maturity date” caption as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

Fair Value (in thousands)

Due within one year	$-
Due after one through five years	181
Due after five through ten years	1,066
Due after ten years	994
Securities not due on a single maturity date	13,393

Total	$15,634

Note 6 — Loans Receivable, Net

The composition of loans receivable acquired, net, at August 7, 2009 is detailed in the following table.  All non-accrual loans have been excluded from the calculation of “contractual interest rate” in the table.:

	Acquired Value (in thousands)	Contractual Interest Rate

Residential mortgages	$12,481	5.81%
Non-real estate commercial loans	23,094	6.15
Commercial real estate loans	73,427	6.77
Land acquisition and development loans	23,129	5.70
Consumer loans	10,204	5.11

Contractual balance of loans acquired	142,335	6.38
Fair value discount on loans purchased	(13,173)
Allowance for loan losses, performing loans	(16,812)
Total	$112,350

Of the contractual balance of total loans acquired, approximately $40.4 million will be accounted for under the provision of SOP 03-3.

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at August 7, 2009:

	Acquired Value (in thousands)	Contractual Interest Rate

Demand deposit accounts	$42,592	0.09%
Money market and savings accounts	25,379	0.84
Certificates of deposit	74,829	2.59

Acquired balance of deposits	142,800	1.53%
Fair value adjustment	659

Total	$143,459

At August 7, 2009, scheduled maturities of certificates of deposit were as follows:

Period	Fair Value (in thousands)

2009	$36,309
2010	30,618
2011	6,611
2012	916
2013	61
Thereafter	314

Total	$74,829

Note 8 — Advances from Federal Home Loan Bank of Seattle and other borrowings

As of August 7, 2009, there were $18.0 million in borrowings outstanding from the FHLB.  The borrowings were secured by FHLB stock and a lien on mortgages and securities equal to at least 150% of the total advances outstanding. The advances mature in over one year and are at fixed interest rates.  The advances were recorded at their estimated fair value, which was derived using the prepayment penalty associated with unwinding the embedded option in the advances.

In addition, as of the acquisition date, there was one outstanding repurchase agreement for $296,565.

As of August 7, 2009, the fair value of advances outstanding from the FHLB and other borrowings was $19.2 million.

The composition of FHLB advances and other borrowings assumed at August 7, 2009, follows:

	Acquired Value (in thousands)	Contractual Interest Rate
Borrowings due in:
2009	$-	-%
2010	296	4.96
2011	-	-
2012	-	-
2013	-	-
Thereafter	18,000	4.20

Total balances assumed	18,296	4.21
Fair value adjustment	932

Total FHLB advances and other borrowings	$19,228

Note 9 — Deferred Income Taxes

The deferred tax liability of $9.7 million as of August 7, 2009, is solely related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

Note 10 — Net Assets Acquired

Under the terms of the Purchase and Assumption Agreement, the FDIC agreed to transfer net assets to Home Federal at a discount to compensate Home Federal for losses not covered by the loss sharing agreement and troubled asset management costs.  Home Federal also agreed to pay a premium to the FDIC for the deposits.

Details related to the transfer at August 7, 2009, are as follows (in thousands):

Net assets per Purchase and Assumption Agreement	35,095

Purchase accounting adjustments:
Loans	(29,985)
Real estate and other repossessed assets	(5,499)
FDIC indemnification asset	30,038
Other assets	(3,011)
Deposits	(659)
FHLB advances	(932)

Deferred taxes	(9,756)

Net assets acquired	15,291

F-10